ACQUISITION AGREEMENT

                                  BY AND AMONG

                           NATIONAL PIZZA CORPORATION
                            (a Delaware Corporation)

                                   FS2 LIMITED
                            (a company registered in
                         England and Wales No. 4102584)


                                 Shareholders of
                                   FS2 Limited

                                       and

                               Nichols & Co., LLC









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                                                 TABLE OF CONTENTS

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ARTICLE I         THE ACQUISITION.................................................................................2

1.1      Definitions..............................................................................................2
1.2      The Acquisition..........................................................................................4
1.3      The Closing..............................................................................................4
1.4      Acquisition Consideration; Issuance of NPC Common Stock..................................................4

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF FS2...........................................................5

2.1      Organization.............................................................................................6
2.2      Enforceability...........................................................................................6
2.3      Capitalization...........................................................................................6
2.4      Subsidiaries and Affiliates..............................................................................7
2.5      Taxes....................................................................................................7
2.6      Property ................................................................................................7
2.7      Material Contracts.......................................................................................7
2.8      Claims and Legal Proceedings..............................................................................
2.9      Employee Benefit Plans...................................................................................8
2.10     Intellectual Property....................................................................................8
2.11     Licenses, Permits, Authorizations, etc...................................................................8
2.12     Insurance................................................................................................8
2.13     Bank Accounts............................................................................................8
2.14     Financial Statements.....................................................................................9
2.15     No Approvals; No Conflicts...............................................................................9
2.16     Information Supplied by FS2..............................................................................9

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE FS2 SHAREHOLDERS.........................................10

3.1      Ownership, Power, Authority, Capacity...................................................................10
3.2      Enforceability..........................................................................................10
3.3      No Approvals; No Conflicts..............................................................................10

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF NPC AND NICHOLS..............................................11

4.1      Organization............................................................................................11
4.2      Enforceability..........................................................................................11
4.3      Capitalization..........................................................................................11
4.4      Subsidiaries and Affiliates.............................................................................12
4.5      Securities..............................................................................................12
4.6      Taxes...................................................................................................12
4.7      Registration Statement; Reports and Financial Statements................................................13
4.8      Property ...............................................................................................13
4.9      Material Contracts......................................................................................13
4.10     Claims and Legal Proceedings............................................................................13
4.11     Employee Benefit Plans..................................................................................13
4.12     Licenses, Permits, Authorizations, etc..................................................................13
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4.13     Bank Accounts...........................................................................................14
4.14     Financial Statements; Absence of Liabilities............................................................14
4.15     No Approvals or Notices Required; No Conflicts With Instruments.........................................14
4.16     Information Supplied by NPC.............................................................................15
4.17     Full Disclosure.........................................................................................15

ARTICLE V         CONDITIONS PRECEDENT TO OBLIGATIONS OF NPC.....................................................15

5.1      Delivery of FS2 Disclosure Memorandum; Accuracy of Representations and Warranties.......................15
5.2      Performance of Agreements...............................................................................15
5.3      FS2 Shareholder Approvals...............................................................................15
5.4      Compliance Certificate..................................................................................16

ARTICLE VI        CONDITIONS PRECEDENT TO OBLIGATIONS OF FS2 AND THE FS2 SHAREHOLDERS............................16

6.1      Accuracy of Representations and Warranties..............................................................16
6.2      Performance of Agreements...............................................................................16
6.3      Compliance Certificate..................................................................................16
6.4      Legal Proceedings.......................................................................................17
6.5      Approvals and Consents..................................................................................17
6.6      Appointment of Directors; Appointment of Officers.......................................................17

ARTICLE VII       COVENANTS......................................................................................17

7.1      Conduct of Business by FS2 Pending the Acquisition......................................................17
7.2      No Alternative Transactions.............................................................................19
7.3      Notification of Certain Matters.........................................................................19
7.4      Further Action; Commercially Reasonable Efforts.........................................................19
7.5      Bring-Down Capitalization Schedule......................................................................20
7.6      FS2 Representative......................................................................................20

ARTICLE VIII      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS AFTER CLOSING; INDEMNITIES...............21

8.1      Survival of Representations, Warranties and Covenants of FS2 and the FS2 Shareholders...................21
8.2      Scope of Liability of FS2 Shareholders..................................................................21
8.3      Obligation of the Shareholders to Indemnify.............................................................21
8.4      Survival of Representations, Warranties and Covenants of NPC and Nichols................................22
8.5      Obligation of Nichols to Indemnify......................................................................23

ARTICLE IX        TERMINATION, AMENDMENT AND WAIVER..............................................................24

9.1      Termination.............................................................................................24
9.2      Effect of Termination...................................................................................25
9.3      Amendment...............................................................................................25
9.4      Waiver..................................................................................................25
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ARTICLE X         CONDITION SUBSEQUENT; RESCISSION OF ACQUISITION................................................25

ARTICLE XI        GENERAL........................................................................................25

11.1     Tax Matters - Company and FS2 Shareholders..............................................................26
11.2     Expenses................................................................................................26
11.3     Notices.................................................................................................26
11.4     Severability............................................................................................27
11.5     Entire Agreement........................................................................................27
11.6     Assignment..............................................................................................27
11.7     Parties in Interest.....................................................................................27
11.8     Governing Law; Venue....................................................................................27
11.9     Headings ...............................................................................................28
11.10    Counterparts............................................................................................28
11.11    Waiver of Jury Trial....................................................................................28
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                                      iii
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                              ACQUISITION AGREEMENT

This Acquisition Agreement (this "Agreement") is made and entered into as of September 12, 2002, by and among National Pizza Corporation, a Delaware corporation ("NPC"), and FS2 Limited, a company registered in England and Wales ("FS2"), the current shareholders of FS2 (the "FS2 Shareholders") and Nichols & Company, LLC, a limited liability company organized under the laws of the State of Colorado ("Nichols").

                                    RECITALS

         A. NPC is a corporation, incorporated in the State of Delaware on September 7, 2001, which has filed a Registration Statement with the United States Securities and Exchange Commission on Form SB-2 to become a fully reporting company under the Securities Exchange Act of 1934, as amended, which Registration Statement became effective on June 25, 2002. NPC is in the process of changing its corporate name to BSP Onelink, Inc.

         B. FS2 is a limited company, registered in England and Wales under registration #4102584, and having a registered office in Leeds, England. FS2 provides product distribution, payment and settlement services to the travel industry around the world.

         C. FS2, the FS2 Shareholders and NPC believe it advisable and in their respective best interests to effect a reverse acquisition of FS2 by NPC pursuant to this Agreement (the "Acquisition") whereby the FS2 Shareholders will receive the majority of NPC Common Stock, and FS2 Limited will become a wholly owned subsidiary of NPC.

         D. The Board of Directors of FS2 and the FS2 Shareholders have approved, or, prior Closing, will approve this Agreement as required by applicable law and FS2's Articles of Association.

         E. The Board of Directors of NPC have approved or, prior Closing, will approve this Agreement, as required by applicable law.

         F. It is intended that for United States income taxation purposes, the Acquisition will qualify as a reorganization under Section 368(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and that for United Kingdom taxation purposes, the Acquisition will receive clearance from Inland Revenue under Section 138 of the Taxation of Chargeable Gains Act 1992.


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         G. Pursuant to a Consulting Services Agreement between FS2 and Nichols,
Nichols has been instrumental in arranging this Acquisition and has rights to purchase a substantial number of shares of NPC Common Stock from the current owner. FS2 and the FS2 Shareholders desire to place certain conditions on the Acquisition relating to Nichols' purchase of NPC Common Stock and place certain restrictions on Nichols' NPC Common Stock.

                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:

                          ARTICLE I - THE ACQUISITION

         1.1 Definitions

         The capitalized terms set forth below shall have the following defined meanings when used in this Agreement and for all purposes of this Agreement and the Operating Documents:

         "Acquisition" means the transaction contemplated by this Agreement, by which NPC will acquire FS2 Shares in exchange for NPC Common Stock.

         "Acquisition Consideration" means the shares of NPC Common Stock to be issued in exchange for FS2 Shares pursuant to Sections 1.4.1 and 1.4.2 of this Agreement.

         "Agreement" means this Acquisition Agreement and the attached
Schedules.

         "Basket Amount" has the meaning set forth in Sections 8.3(b)(i) and 8.5(b)(i).

         "Closing" and "Closing Date" means the time and date set forth in
Section 1.3 of this Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Conversion Rights Agreements" means all loan agreements, conversion agreements, option agreements or warrants entered into by FS2 which grant rights to convert loans into FS2 Shares or NPC Common Stock. All Conversion Rights Agreements are disclosed and described in Schedule 2.3(c) to the FS2 Disclosure Memorandum, including the option under the IATA Operating Agreement and all loan agreements or conversion agreements described therein.

         "Exchange Period" means the sixty (60) day period commencing on the Closing Date during which FS2 Shares may be exchanged for NPC Common Stock pursuant to Section 1.4 of this Agreement.

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         "Effective Time" means the effective time and date of the exchange of
NPC Common Stock for the outstanding FS2 Shares.

         "FS2" means FS2 Limited, a limited company, registered in England and Wales under registration #4102584, and having a registered office in Leeds, England.

         "FS2 Disclosure Memorandum" means the memorandum of exceptions to and explanations required to be set forth in connection with the representations and warranties of FS2 pursuant to Article II of this Agreement.

         "FS2 Shares" means each of the 26,372 issued and outstanding ordinary shares, (pound)1.00 par value, of FS2.

         "FS2 Shareholder Representative" means F. William Guerin, or his successor, who is appointed to act on behalf of the FS2 Shareholders pursuant to
Section 7.6.

         "FS2 Shareholders" means all of the shareholders of FS2, as set forth in Schedule 2.3(b) of the FS2 Disclosure Memorandum.

         "General Claims" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation or warranty or covenant of any party contained in this Agreement or in any document delivered pursuant to this Agreement.

         "Losses" means damages arising from General Claims as defined in
Section 8.3 and 8.5 of this Agreement.

         "Nichols" means Nichols and Company, LLC, a Colorado limited liability company.

         "Nichols Shares" means the approximately one million (1,000,000) shares of NPC Common Stock to be acquired by Nichols from Hershey Moss after the Closing.

         "NASDAQ" means the National Association Of Securities Dealers Automated Quotation System.

         "NPC" means National Pizza Corporation, a Delaware corporation.

         "NPC Common Stock" means the Common Stock par value $.001 of NPC.

         "NPC Disclosure Memorandum" means the memorandum of exceptions to and explanations required to be set forth in connection with the representations and warranties of NPC and Nichols pursuant to Article IV of this Agreement.


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         "NPC Financial Statements" means the financial statements of NPC required to be delivered pursuant to Section 4.14 of this Agreement.

         "Operative Documents" means all documents, agreements, schedules, consents or actions required to carry out the Acquisition.

         "SEC Documents" means the documents filed with the Securities and Exchange Commission by NPC as enumerated in Section 4.7 of this Agreement.

         1.2 The Acquisition

         Upon the terms and subject to the conditions of this Agreement, NPC shall acquire one hundred percent (100%) of the FS2 Shares through an exchange of NPC Common Stock for the FS2 Shares owned by the FS2 Shareholders.

         1.3 The Closing

         Subject to the terms and conditions of this Agreement, the exchange of the NPC Common Stock for FS2 Shares as set forth in this Agreement (the "Closing") shall take place on September 12, 2002, or on the earliest practicable business day thereafter after the satisfaction or waiver of the conditions set forth in Articles V and VI (the "Closing Date"). The Closing shall take place at 10:00 a.m. local time on the Closing Date at the offices of Dudnick Detwiler Rivin & Stikker LLP, U.S. legal counsel to FS2, or such other date, time or location as NPC and FS2 shall agree. The actual date and time of the Closing shall be referred to as the "Effective Time."

         1.4 Acquisition Consideration; Issuance of NPC Common Stock

         1.4.1. Acquisition Consideration

         At the Effective Time and for a period of sixty (60) days thereafter (the "Exchange Period"), each one (1) of the 26,372 issued and outstanding ordinary shares, (pound)1.00 par value, of FS2 (the "FS2 Shares"), shall be eligible to be exchanged for three hundred (300) shares of Common Stock par value $.001 of NPC ("NPC Common Stock"). At Closing, the 26,372 outstanding FS2 Shares shall be the only class of capital stock of FS2 issued and outstanding. At Closing NPC shall have an aggregate of 6,087,500 shares issued and outstanding, prior to the issuance of up to 7,911,600 shares of NPC Common Stock to be issued to the FS2 Shareholders in exchange for the FS2 Shares. The shares of NPC Common Stock so issued also shall be referred to herein as the "Acquisition Consideration."

         1.4.2. Exchange of Certificates

         At the Effective Time, all FS2 Shareholders shall tender their certificates for all of their FS2 Shares to NPC. NPC shall provide appropriate instructions to its transfer agent referred to below. Upon surrender to NPC at Closing or during the Exchange Period of one or more certificates representing



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FS2 Shares for cancellation (or an indemnity in respect of lost or destroyed certificates or certified statement from FS2 in relation to FS2 Shares that will be deemed issued at the Effective Time) and execution by the FS2 Shareholder of this Agreement or a counterpart of this Agreement, each FS2 Shareholder surrendering FS2 Shares shall be entitled to receive from Continental Stock Transfer, 17 Battery Place, New York, NY 10004 as NPC's transfer agent, certificates representing the number of shares of NPC Common Stock, with appropriate legends affixed, that such FS2 Shareholder is entitled to receive pursuant to Section 1.4.1 hereof. The shares of NPC Common Stock that each FS2 Shareholder shall be entitled to receive pursuant to the Acquisition shall be deemed to have been issued at the Effective Time. The number of FS2 Shares held by each FS2 Shareholder and the number of shares of NPC Common Stock to be issued to each FS2 Shareholder upon surrender of all of the FS2 Shareholders' FS2 Shares is set forth on Schedule 2.3(b) to the FS2 Disclosure Memorandum.

         1.4.3. No Fractional Shares

         No certificates or scrip representing fractional shares of NPC Common Stock shall be issued as Acquisition Consideration.

         1.4.4. FS2 Shares Subject to Contractual Restrictions. The FS2 Shares include 21,000 shares which are currently subject to contractual restrictions under Restricted Stock Purchase Agreements dated various dates in 2002 (the "Restriction Agreements") which allow FS2 to repurchase the shares under certain circumstances. At Closing, all FS2 Shares subject to Restriction Agreements will be exchanged for shares of NPC Common Stock, all rights of FS2 under the Restriction Agreements shall be assigned to NPC, and the NPC Common Stock will be fully subject to the Restriction Agreements.

         1.4.5. Obligations under Conversion Rights Agreements. Effective at Closing and continuing thereafter, NPC accepts and assumes the full obligation to issue shares of NPC Common Stock with respect to all outstanding Conversion Rights Agreements, on the terms and subject to the conditions set forth in the Conversion Rights Agreements, in all cases using the conversion rate of 300 shares of NPC Common Stock for each FS2 ordinary share ((pound)1.00 par).


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               ARTICLE II - REPRESENTATIONS AND WARRANTIES OF FS2

         Except as is otherwise set forth with appropriate Section references in the FS2 Disclosure Memorandum (attached as Schedule 2), each of which exceptions shall specifically identify or cross-reference the provision of this Article II to which such exception relates, and which shall constitute in its entirety a representation and warranty under this Article II, and in order to induce NPC and Nichols to enter into and perform this Agreement and the other agreements, certificates and questionnaires that are required to be completed and executed pursuant to this Agreement (collectively, the "Operative Documents"), FS2 represents and warrants to NPC as of the Closing Date as follows in this Article
II:

         2.1 Organization

         FS2 is a corporation duly organized, validly existing and in good standing under the laws of England and Wales and with company registration no. 4102584. FS2 has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Operative Documents, and to consummate the transactions contemplated hereby and thereby.

         2.2 Enforceability

         All corporate action on the part of FS2 and its officers, directors necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents, the consummation of the Acquisition, and the performance of all FS2's obligations under this Agreement and the Operative Documents has been taken or will be taken as of or prior to the Effective Time. This Agreement and each of the Operative Documents has been duly executed and delivered by FS2 as applicable, and this Agreement is, and each of the Operative Documents is, a legal, valid and binding obligation of FS2, as applicable, enforceable against each of them in accordance with its terms.

         2.3 Capitalization

         (a) The authorized share capital of FS2 consists of (pound)100,000, consisting of 100,000 ordinary shares, par value (pound)1.00.

         (b) The issued and outstanding shares of stock of FS2 consists solely of 26,372 ordinary shares, (the "FS2 Shares"), which are held of record and beneficially by the FS2 Shareholders in the amounts described in Schedule 2.3(b) to the FS2 Disclosure Memorandum. There are no preference shares outstanding. Any outstanding shares are, and immediately prior to the Closing will be duly authorized and validly issued, fully paid and non-assessable, and issued in compliance with all applicable laws. Schedule 2.3(b) to the FS2 Disclosure Memorandum also separately indicates the number of shares of NPC Common Stock that will be exchanged for the FS2 Shares.

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         (c) Except for this Agreement and as set forth in Schedule 2.3(c) to the FS2 Disclosure Memorandum, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from FS2 or any FS2 Shareholder of any FS2 Shares or any securities convertible into or exchangeable for FS2 Shares. Schedule 2.3(c) to the FS2 Disclosure Memorandum also identifies all options, warrants or other stock purchase rights that have been offered in connection with any employee or consulting agreement but that, as of the date hereof, have not been issued or granted.

         (d) Other than as set forth in Schedule 2.3(d) FS2 is not a party or subject to any agreement or understanding and there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any securities of FS2 or the voting by any director of FS2. Other than as set forth in Schedule 2.3(d) no Shareholder or any affiliate thereof is indebted to FS2, and FS2 is not indebted to any Shareholder or any affiliate thereof. FS2 is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

         (e) Other than as set forth in Schedule 2.3(e), except for this Agreement, as of the Effective Time there will be no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from FS2 or any of the FS2 Shareholders of any FS2 Shares or any securities convertible into or exchangeable for FS2 Shares.

         2.4 Subsidiaries and Affiliates

         FS2 does not own, directly or indirectly, any ownership, equity, or voting interest in, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest other than described in Schedule 2.4.

         2.5 Taxes

         All tax returns required to be filed by or on behalf of FS2 have been timely filed and all such tax returns were and are true correct and complete in all respects. No tax returns filed with respect to FS2 for the taxable periods ended on or after FS2's inception have been subject to audit.

         2.6 Property

         FS2 owns no real property other that the leasehold interests described in Schedule 2.6 to the FS2 Disclosure Memorandum.


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         2.7 Material Contracts

         Schedule 2.7 to FS2 Disclosure Memorandum contains a complete and accurate list other than IP rights, of all contracts, agreements and understandings, oral or written, to which FS2 is currently a party or by which FS2 is currently bound providing for potential payments by or to FS2 in excess of $10,000.

         2.8 Claims and Legal Proceedings

         Except as set forth in Schedule 2.8 to the FS2 Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the knowledge of FS2 threatened against FS2 before or by any court or governmental or nongovernmental department, commission, board, agency or instrumentality.

         2.9 Employee Benefit Plans

         Schedule 2.9 to the FS2 Disclosure Memorandum describes all Employee Benefit and Pension Plans.

         2.10 Intellectual Property

         Subject to any limitations or exceptions set forth in Schedule 2.10 to the FS2 Disclosure Memorandum, FS2 owns or is licensed and has all rights that are required to conduct its business as now conducted and as proposed to be conducted in and to the following: (a) computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, concepts, user interfaces, software, designs, logos and know-how that are proposed to be developed, produced, or used by FS2, collectively the "Technology Related Assets" and (b) all intellectual property and other proprietary rights in the Technology Related Assets, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, copyrights and domestic and foreign letters patent and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith.

         2.11 Licenses, Permits, Authorizations, etc.

         Except as identified in Schedule 2.11 to the FS2 Disclosure Memorandum, FS2 has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations, and permits of all agencies, whether federal, state, local or foreign.


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         2.12 Insurance

         FS2 maintains commercially reasonable levels of insurance on its leased property that insures against loss or damage by fire or other casualty and insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in FS2's business as currently conducted.

         2.13 Bank Accounts

         Schedule 2.13 to the FS2 Disclosure Memorandum sets forth the names and locations of all banks, trust companies and other financial institutions at which FS2 maintains accounts of any nature and the names of all persons authorized to draw thereon.

         2.14 Financial Statements

         Schedule 2.14 to the FS2 Disclosure Memorandum contains the most recent unaudited financial statements of FS2.

         2.15 No Approvals; No Conflicts

         The execution, delivery and performance of this Agreement and the Operative Documents by FS2 and the consummation by it of the transactions contemplated hereby and thereby will not:

                  (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to FS2;

                  (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"); or

                  (c) conflict with or result in a breach of or constitute a default under any provision of FS2's Articles of Association or Bylaws.

         2.16 Information Supplied by FS2

         None of the information supplied by FS2 to NPC, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that FS2 makes no representations or warranties regarding information furnished by or related to NPC.

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      ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE FS2 SHAREHOLDERS

         Each representation made by an FS2 Shareholder in this Article III is a several representation by each such FS2 Shareholder and is not intended as to be construed or interpreted as a representation on behalf of FS2, on behalf of another FS2 Shareholder, or a joint representation with FS2 or any other FS2 Shareholder. In order to induce NPC and Nichols to enter into and perform this Agreement and the Operative Documents, the FS2 Shareholders represent and warrant to NPC as of the Closing Date as follows in this Article III:

         3.1 Ownership, Power, Authority, Capacity

         Each FS2 Shareholder is the owner of the FS2 Shares indicated on
Schedule 2.3(b) and has the power, authority and capacity to execute, deliver and perform his, her or its obligations under this Agreement and each of the Operative Documents which such FS2 Shareholder is required to sign and to consummate the transactions contemplated hereby and thereby.

         3.2 Enforceability

         All actions necessary on the part of the FS2 Shareholders, for the authorization, execution, delivery and performance of this Agreement, and the consummation of the Acquisition has been taken or will be taken as of or prior to the Effective Time or for those FS2 Shareholders who execute this Agreement after the Effective Time, as of or prior to such execution. This Agreement has been duly executed and delivered by each FS2 Shareholder, as applicable, and this Agreement is a legal, valid and binding obligation of each Shareholder, as applicable, enforceable against each of them in accordance with its terms.

         3.3 No Approvals; No Conflicts

         The execution, delivery and performance of this Agreement by each of the FS2 Shareholders, and the consummation by them of the transactions contemplated hereby and thereby will not:

                  (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the FS2 Shareholders; or

                  (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

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         ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF NPC AND NICHOLS

         Except as is otherwise set forth with appropriate Section references in the NPC Disclosure Memorandum (attached as Schedule 4), each of which exceptions shall specifically identify or cross-reference the provision of this Article IV to which such exception relates, and which shall constitute in its entirety a representation and warranty under this Article IV, and in order to induce FS2 and the FS2 Shareholders to enter into and perform this Agreement and the other agreements, certificates and questionnaires that are required to be completed and executed pursuant to this Agreement (collectively, the "Operative Documents"), NPC provides the representations and warranties set forth in this
Article IV to FS2 and the FS2 Shareholders as of the Closing Date. Nichols joins in, and jointly represents and warrants to FS2 and the FS2 Shareholders as of the Closing that the statements, matters, and facts set forth in Sections 4.1, 4.3, 4.4, 4.9 and 4.14 are true and correct.

         4.1 Organization

         NPC is a corporation duly organized and validly existing under the laws of the State of Delaware. NPC has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

         4.2 Enforceability

         All corporate action on the part of NPC and its respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents, the consummation of the Acquisition and the performance of all their respective obligations under this Agreement and the Operative Documents has been taken or will be taken prior to the Effective Time. This Agreement and each of the Operative Documents has been duly executed and delivered by NPC and this Agreement and each of the Operative Documents is a legal, valid and binding obligation of NPC, enforceable against NPC in accordance with its terms.

         4.3 Capitalization

         (a) The authorized share capital of NPC consists of 100 million shares of common stock par value US$0.001 and five million of US$0.001 par value preferred shares.

         (b) The issued shares of stock of NPC consist of 6,087,500 shares of common stock, which are held of record and beneficially by NPC's shareholders at Closing. The existing NPC Shares are, duly authorized and validly issued, fully paid and non-assessable, and issued in compliance with all applicable federal and state security laws. There are no preferred shares outstanding.

         (c) Except for this Agreement and as set forth in Schedule 4.3 to the NPC Disclosure Memorandum, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from NPC of any shares of NPC Common Stock or any securities convertible into or exchangeable for shares of NPC Common Stock.

         (d) NPC is not a party or subject to any agreement or understanding and there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any securities of NPC or the voting by any director of NPC. No shareholder or any affiliate thereof is indebted to NPC, and NPC is not indebted to any Shareholder or any affiliate thereof. NPC is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

         (e) Except for this Agreement, as at the Effective Time there will be no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from NPC of any shares of NPC Common Stock or any securities convertible into or exchangeable for shares of NPC Common Stock.

         4.4 Subsidiaries and Affiliates

         As of Closing, except as set forth in Section 4.4 of the NPC Disclosure Memorandum, NPC will not own, directly or indirectly, any ownership, equity, or voting interest in, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

         4.5 Securities

         The shares of NPC Common Stock to be issued pursuant to this Agreement have been, or will be prior to the Effective Time, duly authorized for issuance, and such NPC Common Stock, when issued and delivered to FS2 Shareholders pursuant to this Agreement, shall be validly issued, fully paid and non-assessable.

         4.6 Taxes

         All tax returns required to be filed by or on behalf of NPC have been timely filed and all such tax returns were and are true correct and complete in all respects. No tax returns filed with respect to NPC for the taxable periods ended on or after NPC's inception have been subject to audit.

         4.7 Registration Statement; Reports and Financial Statements

         NPC has filed a Registration Statement on Form SB-2, together with pre-effective amendments thereto with the Securities and Exchange Commission. NPC has filed all reports on Forms 10-K, 10-Q and 8-K required to be filed by NPC with the Securities and Exchange Commission as of the Effective Time, if any. (The Registration Statement, amendments, and other Securities and Exchange filings are referred to as the "SEC Documents.") As of their respective dates, such Registration Statements, amendments, and reports did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.8 Property

         NPC owns no real property other that the leasehold interests described on Schedule 4.8 to the NPC Disclosure Memorandum.

         4.9 Material Contracts

         Schedule 4.9 to the NPC Disclosure Memorandum contains a complete and accurate list of all contracts, agreements and understandings, oral or written, to which NPC is currently a party or by which NPC is currently bound providing for potential payments by or to NPC in excess of $1,000.

         4.10 Claims and Legal Proceedings

         Except as set forth in Schedule 4.10 to the NPC Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the knowledge of NPC threatened against NPC before or by any court or governmental or nongovernmental department, commission, board, agency or instrumentality .

         4.11 Employee Benefit Plans

         NPC maintains no Employee Benefit or Pension Plans.

         4.12 Licenses, Permits, Authorizations, etc.

         Except as identified in Schedule 4.12 to the NPC Disclosure Memorandum, NPC has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations, and permits of all agencies, whether federal, state, local or foreign.

         4.13 Bank Accounts

         Schedule 4.13 to the NPC Disclosure Memorandum sets forth the names and locations of all banks, trust companies and other financial institutions at which NPC maintains accounts of any nature and the names of all persons authorized to draw thereon.

         4.14 Financial Statements; Absence of Liabilities

         Schedule 4.14 to the NPC Disclosure Memorandum sets forth the audited financial statements of NPC as of December 31, 2001, and the most recent unaudited financial statements dated June 30, 2002 (together, the "NPC Financial Statements"). NPC and Nichols represent and warrant that, except as expressly set forth in the NPC Financial Statements or on Schedule 4.14 to the NPC Disclosure Memorandum, NPC has no material liabilities to any party or person. For this purpose, "material" includes any liability exceeding $1,000.

         4.15 No Approvals or Notices Required; No Conflicts With Instruments

         The execution, delivery and performance of this Agreement and the Operative Documents by NPC, and the consummation by it of the transactions contemplated hereby and thereby will not:

         (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to NPC or any regulatory requirements of NASDAQ (if applicable);

         (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except compliance with applicable securities laws;

         (c) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of NPC.

         4.16 Information Supplied by NPC

         None of the information supplied by NPC, including SEC Documents, at the date on which such information was supplied contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that NPC makes no representations or warranties regarding information furnished by or related to the FS2 Shareholders or FS2. This representation is made by Nichols to the best of the knowledge of Nichols.

         4.17 Full Disclosure

         No information furnished by NPC to FS2 or its representatives in connection with this Agreement or the Operative Documents (including SEC Documents) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

             ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS OF NPC

         The obligations of NPC to perform and observe the covenants, agreements and conditions hereof to be performed and observed by NPC at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by NPC:

         5.1 Delivery of FS2 Disclosure Memorandum; Accuracy of Representations and Warranties

         NPC shall have received, at or before Closing, the FS2 Disclosure Memorandum, updated through the Closing Date. The representations and warranties of FS2 (including applicable Schedules to the FS2 Disclosure Memorandum) and in the Operative Documents shall, except to the extent that such representations and warranties speak as of an earlier date, be true and correct in all material respects as of the Closing Date, as though made on that date.

         5.2 Performance of Agreements

         FS2 shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement or the Operative Documents to be performed and complied with by him, her or it at or prior to the Closing.

         5.3 FS2 Shareholder Approvals

         At or prior to Closing all FS2 Shareholders will have approved this Agreement or a counterpart of this Agreement.

         5.4 Compliance Certificate

         NPC shall have received a certificate of an officer of FS2, dated the Closing Date, in form and substance reasonably satisfactory to NPC, certifying that the conditions to the obligations of NPC in Sections 5.1, 5.2 and 5.3 have been fulfilled.

ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS OF FS2 AND THE FS2 SHAREHOLDERS

         The obligations of FS2 and the FS2 Shareholders to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by FS2:

         6.1 Accuracy of Representations and Warranties

         FS2 shall have received, at or before Closing, the NPC Disclosure Memorandum, updated through the Closing Date. The representations and warranties of NPC and Nichols contained herein and in the Operative Documents shall, except to the extent that such representations and warranties speak as of an earlier date, be true and correct as of the Closing Date as though made on that date.

         6.2 Performance of Agreements

         NPC shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement and the Operative Documents to be performed and complied with by them at or prior to the Closing. In particular the actions detailed in Sections 1.4 shall have been completed or capable of completion at Closing.

         6.3 Compliance Certificate

         FS2 shall have received certificates of an officer of NPC, and of an authorized representative of Nichols, dated the Closing Date, in form and substance reasonably satisfactory to FS2, certifying that the conditions to the obligations of FS2 and the FS2 Shareholders in Sections 6.1, 6.2 and 6.5 have been fulfilled.

         6.4 Legal Proceedings

         No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or the Operative Documents, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

         6.5 Approvals and Consents

         All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary on the part of NPC for the consummation of the transactions contemplated hereby, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices on the part of NPC referred to in this Agreement shall have been obtained or delivered.

         6.6 Appointment of Directors; Appointment of Officers

         Originals of the following documents shall have been executed and delivered to F. William Guerin, a Director of FS2:

                  (i) executed resignations of all of the incumbent Officers of NPC, effective as of the Closing.

                  (ii) an action by the incumbent Directors of NPC, effective on or before the Closing Date, fixing the number of authorized members of the NPC Board of Directors at five (5).

                  (iii) an action by the NPC Board of Directors, effective on or before the Closing Date, appointing F. William Guerin and David Bolton as members of the Board of Directors.

                  (iv) executed resignations of all of the incumbent Directors of NPC other than F. William Guerin and David Bolton, effective as of the Closing.

                            ARTICLE VII - COVENANTS

         7.1 Conduct of Business by FS2 Pending the Acquisition

         Except for the actions contemplated or required under this Agreement, unless NPC shall otherwise agree in writing, FS2 covenants and agrees to conduct FS2's business between the date of this Agreement and the Effective Time in and only in, and FS2 shall not take any action except in, the ordinary course of business and in a manner consistent with FS2's existing business plan or past practice and in accordance with applicable law. FS2 preserve intact the business organization of FS2, keep available the services of the current officers, employees and consultants of FS2 and preserve the current relationships of FS2 with, and the goodwill of, customers, suppliers and other persons with which FS2 has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, FS2 shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of NPC:

         (a) amend or otherwise change FS2's Articles of Association or Bylaws;

         (b) except for the issuance of FS2 Shares upon the exercise or conversion of currently outstanding FS2 convertible notes, issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of any class capital stock of FS2, (ii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of FS2, or (iii) any assets of FS2, except in the ordinary course of business and in a manner consistent with past practice;

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock;

         (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

         (e) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

         (f) make any tax election or settle or compromise any tax liability;

         (g) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

         (h) take any action that would or is reasonably likely to result in any of the representations or warranties of FS2 set forth in this Agreement being untrue in any material respect, or in any covenant of FS2 set forth in this Agreement being breached, or in any of the conditions to the Acquisition specified in Article VI not being satisfied; or

         (i) agree to do any of the foregoing.

         7.2 No Alternative Transactions

         Unless this Agreement shall have been terminated in accordance with its terms, neither FS2 nor the FS2 Shareholders shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any material portion of the assets of, or any equity interest in, FS2 or any business combination with FS2, or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. FS2 shall notify NPC promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to NPC, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. FS2 agrees not to release any third party from, or waive any provision of, any confidentiality or standstill (e.g., agreement not to invest in or seek change of control of FS2) agreement to which FS2 is a party.

         7.3 Notification of Certain Matters

         Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event that would be reasonably likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the remedies available to the parties hereunder.

         7.4 Further Action; Commercially Reasonable Efforts

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with FS2 as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Acquisition. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Operative Documents, each party to this Agreement shall use commercially reasonable efforts to promptly take all such action. After the Closing, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions reasonably necessary or desirable to carry out the purposes of this Agreement or the Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of FS2 and to effect the issuance of the Acquisition Consideration to the FS2 Shareholders pursuant to the terms and conditions hereof.

         7.5 Bring-Down Capitalization Schedule

         No later than three days prior to Closing, FS2 shall deliver to NPC an updated version of Schedule 2.3(b) to FS2 Disclosure Memorandum (Capitalization) which shall list all of FS2 Shareholders. The updated Schedule 2.3(b) shall be deemed an amendment to Schedule 2.3(b) attached hereto.

         7.6 FS2 Representative

         (a) Each FS2 Shareholder hereby irrevocably authorizes and appoints F. William Guerin (the "FS2 Shareholder Representative"), with full power of substitution and re-substitution, as his or its administrative representative in connection with the Acquisition.

         (b) Each FS2 Shareholder agrees that the FS2 Shareholder Representative shall have the full power, authority and right to perform, do and take any and all actions detailed below or elsewhere in this Agreement all without liability to such shareholder (except as expressly stated herein or therein), so long as same are carried out by the FS2 Shareholder Representative in good faith. Such actions include, without limitation, the right to take all actions reserved for the FS2 Shareholder Representative under this Agreement, and the power to amend, modify or waive this Agreement or any related agreement in so far as the amendment or waiver relates to any typographical error or clarification of language in the name of each FS2 Shareholder as if such FS2 Shareholder had himself or itself amended, modified or waived such agreement. In particular, but not by way of limitation, the FS2 Shareholder Representative shall have the power to sign documents and make filings on behalf of each FS2 Shareholder as if such FS2 Shareholder had himself or itself signed or filed such document.

         (c) If the FS2 Shareholder Representative shall die, or become unable to act as the FS2 Shareholder Representative, a replacement shall promptly be appointed by a writing signed by all FS2 Shareholders. The FS2 Shareholder Representative may resign at any time. Upon such resignation, another FS2 Shareholder Representative shall promptly be appointed by a writing signed by all FS2 Shareholders with the same powers and duties as such resigning FS2 Shareholder Representative.

      ARTICLE VIII - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
                           AFTER CLOSING; INDEMNITIES

         8.1 Survival of Representations, Warranties and Covenants of FS2 and the FS2 Shareholders

         The representations, warranties and covenants contained in this Agreement shall survive the Closing without limitation. Notwithstanding any right of NPC fully to investigate the affairs of FS2 notwithstanding any knowledge of facts determined or determinable by NPC pursuant to such investigation or right of investigation, NPC has the right to rely fully upon the representations, warranties, covenants and agreements of FS2 and the FS2 Shareholders contained in this Agreement or in any Operating Documents delivered pursuant to this Agreement. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder until (i) the second anniversary of the Closing with respect to any General Claim (as defined below) based upon, arising out of or otherwise in respect of any fact, circumstance, action or proceeding of which NPC shall not have given notice on or prior to such date to the FS2 Shareholder Representative. As used in this Agreement, "General Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty, of any party contained in this Agreement or in any documents delivered pursuant to this Agreement.

         8.2 Scope of Liability of FS2 Shareholders

         Subject to the limitations set forth in Section 8.3, the FS2 Shareholders shall be severally (but not jointly) liable for the representations, warranties, covenants and agreements of FS2, provided that any liability of an individual FS2 Shareholder shall be limited to the FS2 Shareholder's proportionate interest in FS2 on the date of this Agreement. Each individual FS2 Shareholder shall be liable only for FS2 Shareholder representations, warranties, covenants and agreements made by that individual FS2 Shareholder and shall bear no responsibility or liability for the representations, warranties, covenants and agreements made or provided by other FS2 Shareholders, and any such liability shall be several and not joint with any other FS2 Shareholder or FS2.

         8.3 Obligation of the FS2 Shareholders to Indemnify

                  (a) Subject to the limitations contained in Section 8.2 and this Section 8.3, the FS2 Shareholders each severally (but not jointly) agrees to indemnify, defend and hold harmless NPC (and its respective directors, officers, employees, affiliates, parents, partners, shareholders, successors and assigns) from and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees other than in connection with enforcement of this Agreement and disbursements) ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of FS2 contained in this Agreement. Each Shareholder severally (and not jointly) agrees to indemnify, defend and hold harmless NPC (and its respective directors, officers, employees, affiliates, parents, partners, shareholders, successors and assigns) from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of such FS2 Shareholder contained in this Agreement.

                  (b) The indemnification obligations shall be subject to the following limitations:

                           (i) NPC shall not be entitled to receive any
indemnification payments in connection with Losses until the aggregate indemnification payments thereof and not otherwise payable pursuant to Section
8.3 equal $50,000.00 (the "Basket Amount"), whereupon NPC shall be entitled to receive payments to the extent that such aggregate exceeds the Basket Amount.

                           (ii) The limitation set forth in Section 8.3(b)(i)
shall not apply to any Losses based upon, arising out of or otherwise in respect of Section 3.1.

                           (iii) Notwithstanding anything to the contrary in
this Section 8.3, the aggregate amount of all Losses subject to indemnification hereunder (x) by the FS2 Shareholders shall not exceed the Acquisition Consideration and (y) by an individual FS2 Shareholder shall not exceed such FS2 Shareholder's pro rata portion of the Acquisition Consideration.

                           (v) Notwithstanding anything to the contrary in this
Section 8.3, the FS2 Shareholders shall not be required to indemnify any party to any extent with respect to representations of FS2 with regard to capitalization of FS2 and equity interests in FS2 made in Section 2.3 of this Agreement or otherwise.

                           (vi) Any payment of all of or a portion of Losses
hereunder by any FS2 Shareholder may be made, at the election of the FS2 Shareholder by tender to NPC of NPC Common Stock having a fair market value, determined as of the date of such tender, equal to the amount of payment required from such FS2 Shareholder.

         8.4 Survival of Representations, Warranties and Covenants of NPC and Nichols

         Notwithstanding any right of FS2 and the FS2 Shareholders fully to investigate the affairs of NPC and notwithstanding any knowledge of facts determined or determinable by FS2 and the FS2 Shareholders pursuant to such investigation or right of investigation FS2 and the FS2 Shareholders have the right to rely fully upon the representations, warranties, covenants and agreements of NPC and Nichols contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties shall survive the Closing hereunder for a period of two (2) years with respect to any General Claim. The covenants contained in this Agreement shall survive the Closing Date without limitation.

         8.5 Obligation of Nichols to Indemnify

         (a) Subject to the limitations contained in this Section 8.5, Nichols agrees to indemnify, defend and hold harmless the FS2 Shareholders (and their respective directors, officers, employees, affiliates, parents, partners, shareholders, successors and assigns) from and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees other than in connection with enforcement of this Agreement and disbursements) ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Nichols contained in this Agreement, including, without limitation, those representations and warranties made by Nichols jointly with NPC in Article IV of this Agreement.

         (b) The indemnification obligations of Nichols shall be subject to the following limitations:

                  (i) The FS2 Shareholders shall not be entitled to receive any indemnification payments in connection with Losses until the aggregate indemnification payments thereof and not otherwise payable pursuant to Section
8.5 equal $50,000.00 (the "Basket Amount"), whereupon the FS2 Shareholders shall be entitled to receive payments to the extent that such aggregate exceeds the Basket Amount.

                  (ii) Notwithstanding anything to the contrary in this Section 8.5, the aggregate amount of all Losses subject to indemnification hereunder by Nichols shall not exceed the value of the Nichols' Stock.

                  (iii) Any payment of all of or a portion of Losses hereunder by Nichols may be made, at the election of Nichols, by tender to the FS2 Shareholders of NPC Common Stock having a fair market value, determined as of the date of such tender, equal to the amount of payment required from Nichols.

         (c) Because the completion of the transactions contemplated by this Agreement will cause the FS2 Shareholders to become shareholders of NPC, and damages subject to indemnification under this Section 8.5 are likely to damage NPC and thereby damage the FS2 Shareholders in their new capacity as NPC Shareholders, in the event indemnification is required under this Section 8.5, the FS2 Shareholder Representative shall have the power and authority, by his consent and in his sole discretion, to act on behalf of the FS2 Shareholders to direct payment of any indemnity amount to NPC rather than among the former FS2 Shareholders, or to otherwise direct payments, in whole or in part, for reimbursement of costs or expenses borne by particular former FS2 Shareholders.

                 ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination

         This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the FS2 shareholders):

         (a) by mutual written consent of FS2 and NPC;

         (b) by either FS2 or NPC, if the Acquisition has not been consummated by September 30, 2002; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by either FS2 or NPC, if there shall be any law or regulation that makes consummation of the Acquisition illegal or if any judgment, injunction, order or decree enjoining NPC, or the FS2 Shareholders from consummating the Acquisition is entered and such judgment, injunction, order or decree shall become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

         (d) by FS2, in the event of a material breach by NPC of any representation, warranty or agreement contained herein that has not been cured or is not curable by September 12, 2002;

         (e) by NPC, in the event of a material breach by FS2 of any representation, warranty or agreement contained herein that has not been cured or is not curable by September 12, 2002.

         (f) by either the FS2 or NPC, in the event that professional tax or legal advice with regard to the proposed transaction results in a material change to its ability to recommend the Acquisition to its shareholders.

         (g) by either FS2 or NPC, in the event of a material change of circumstances in the respective companies.

         9.2 Effect of Termination

         In the event of the termination of this Agreement pursuant to Section
9.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

         9.3 Amendment

         This Agreement may not be amended except by an instrument in writing signed by NPC, FS2 and the FS2 Shareholder Representative; provided, however, that no amendment may be made that would reduce the amount or change the type of consideration for which FS2 Shares are to be exchanged upon consummation of the Acquisition without the approval of shareholders holding a majority of the FS2 Shares.

         9.4 Waiver

         At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          ARTICLE X - CONDITION SUBSEQUENT; RESCISSION OF ACQUISITION

         This Acquisition has been undertaken with the assumption that at least 1,000,000 shares of NPC Common Stock outstanding immediately before the Acquisition will be acquired by Nichols and that those shares of NPC Common Stock will provide a source of indemnification in the event Nichols is obligated to indemnify the FS2 Shareholders under Section 8.5 of this Agreement. Nichols has arranged to purchase not less than 1,000,000 registered shares, from Hershey Moss (the "Nichols Share Transaction"). All parties to this Agreement agree that, if the Nichols Share Transaction has not been completed before midnight following the date ten (10) business days after the Closing Date, then the Acquisition shall be rescinded in its entirety. As a consequence of rescission, all FS2 Shares shall be returned to the FS2 Shareholders, or replacement certificates for the FS2 Shares shall be issued to the FS2 Shareholders, and the NPC transfer agent will be instructed not to issue certificates for NPC Common Stock to the FS2 Shareholders and cancel any certificates for NPC Common Stock which were intended for the FS2 Shareholders. Thereafter, this Agreement shall be of no further force or effect. For purposes of this Article X, the Nichols Share Transaction shall be considered complete at such time as Nichols has become the beneficial owner of the required number of NPC Common Stock shares and is entitled to be recognized as the owner of record of the shares.

                              ARTICLE XI - GENERAL

         11.1 Tax Matters - Company and FS2 Shareholders

         Unless otherwise required by law, the parties hereto shall treat the Acquisition as a reorganization under Section 368(b) of the Code for all tax reporting purposes; provided, however, that NPC neither makes any representation or warranty with respect to, and expressly disclaims any responsibility for, any Tax consequences to FS2 or FS2 Shareholders arising out of the structure or terms of this Agreement.

         11.2 Expenses

         If the transactions contemplated by this Agreement are not consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the Operative Documents (including legal and accounting fees and expenses); provided, however that the attorneys' fees and expenses of the prevailing party in any action brought hereunder shall be paid by the other party to such action. If the transactions contemplated by this Agreement are consummated, NPC will pay the reasonable fees and expenses of FS2 and the FS2 Shareholders incident to the negotiation, preparation and execution of this Agreement and the Operative Documents.

         11.3 Notices

         Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by



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

such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

         TO NPC OR NICHOLS:

                  W. Edward Nichols
                  Nichols and Company LLC
                  6700 West Dorado Drive,  #41
                  Denver, CO 80123

         TO FS2 OR THE FS2 Shareholders Representative:

                  F. William Guerin
                  c/o Cornerstone Alliance, LLC
                  38 Miller Avenue, #125
                  Mill Valley, CA 94941

                  -
         with a copy to:

                  Jeffrey B. Detwiler, Esq.
                  Dudnick Detwiler Rivin & Stikker LLP
                  351 California Street, 15th Floor
                  San Francisco, California  94104

         11.4 Severability

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         11.5 Entire Agreement

         This Agreement, and the Operative Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

         11.6 Assignment

         This Agreement shall not be assigned by operation of law or otherwise except upon written consent of the parties.

         11.7 Parties in Interest

         This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         11.8 Governing Law; Venue

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in San Francisco, California in connection with any action relating to this Agreement.

         11.9 Headings

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.10 Counterparts

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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

         11.11 Waiver of Jury Trial

         Each NPC, FS2, and each FS2 Shareholder hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof.

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement and Plan of Acquisition as of the date and year first above written.

                                National Pizza Corporation


                                By:      /s/ Hershey Moss, President
                                         ---------------------------------------
                                         Hershey Moss, President


                                FS2 Limited


                                By:      /s/ F. William Guerin, Director
                                         ---------------------------------------
                                         Director


                                By:      /s/ Graeme S. Pearce, Director
                                         ---------------------------------------
                                         Director


                                Nichols and Company, LLC


                                By:      /s/ W. Edward Nichols, Manager
                                         ---------------------------------------
                                         W. Edward Nichols, Manager